The Chicago Stock Exchange, Inc.


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In the Matter of: 					:
								:
    	The Common Stock of 				:
	Navistar International Corporation		:	CHX-L-07-02
								:
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NOTICE OF INTENT TO REMOVE SECURITIES FROM LIST

Pursuant to Chicago Stock Exchange Inc. ("Exchange") Article 22, Rule 4, the Chief Executive Officer of the Exchange hereby provides public notice of the Exchange's intent to remove the common stock of Navistar International Corporation ("Navistar") from listing on the Exchange. This determination is based on the following:

(1) On February 7, 2007, the Chief Executive Officer of the Exchange ("CEO") entered an order, pursuant to Article 22, Rule 3, suspending the listing of the common stock of Navistar on the Exchange. This order ("Order of Suspension") became effective as of February 14, 2007 and was, in turn, based on the following:
A. Navistar failed to file its 2005 annual report on Form 10K and certain of its fiscal 2006 Form 10Q filings; and
B. The determination by the New York Stock Exchange, Navistar's primary listing exchange, to suspend the trading of Navistar's common and preferred stock on the NYSE and NYSE Arca.
(2) Navistar was served with the Order of Suspension on February 14, 2007.
(3) Pursuant to Exchange Article 22, Rule 4, Navistar could either consent to the delisting in writing or request a hearing by filing an answer within fifteen (15) days of receipt of service.
(4) Navistar has neither consented in writing to the delisting of its common stock nor filed an answer within the fifteen (15) days specified under the rule.
(5) The time period to request a hearing has expired.
(6) Pursuant to Article 22, Rule 4(c), Navistar's failure to demand a hearing within the 15-day period provided shall result in the issuer being delisted without the requirement of a hearing.


/s/David Whitcomb						Date: March 23, 2007*
Chief Regulatory Officer


*This Notice of Intent to Remove Navistar's common stock from the list shall be posted on the Exchange's website for no fewer than ten days from the date hereof. Thereafter, the Exchange's determination shall become final and Navistar's common stock shall be permanently removed from the Exchange's list.